SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C. 20549
              ________________________
                      FORM 8-K

                   Current Report

   Pursuant to Section 13 or 15(d) of the Securities
                 Exchange Act of 1934

                     May 27, 2005
   Date of Report (Date of earliest event reported)

                       FLYI, INC.
 (Exact name of registrant as specified in its charter)

   Delaware               0-21976            13-3621051
 (State or other       (Commission         (I.R.S. Employer
  jurisdiction of        file number)     Identification No.)
  incorporation or
  organization)

        45200 Business Court, Dulles, VA  20166
       (Address of principal executive offices)

                   (703) 650-6000
(Registrant's telephone number, including area code)

                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A
CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

	On May 27, 2005, FLYi, Inc. (the "Company") received a letter from The NASDAQ Stock Market, Inc. ("NASDAQ ") notifying the Company that for the 30 consecutive trading days preceding the date of the letter, the bid price of the Company's common stock had closed below the $1.00 per share minimum required for continued inclusion on the NASDAQ National Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). The letter further notified the Company that, in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until November 23, 2005, to regain compliance with the minimum bid price requirement. Compliance will be achieved if the bid price per share of the Company's common stock closes at $1.00 per share or greater for a minimum of ten (10) consecutive trading days prior to November 23, 2005.

	The letter from NASDAQ further stated that if the Company does not regain compliance with the Marketplace Rules by November 23, 2005, NASDAQ will provide notice that the Company's common stock will be delisted from the NASDAQ National Market.
In the event of such notification, the Company would have an opportunity to appeal NASDAQ's determination. The letter also noted that the Company would have the opportunity to apply to transfer its common stock to the NASDAQ SmallCap Market and that, if the Company were to meet the requirements for initial inclusion on the NASDAQ SmallCap Market (as set forth in Marketplace Rule 4310(c) and other than the minimum bid price requirement) and the Company's application to the NASDAQ
SmallCap Market were to be approved, the Company would be afforded the remainder of a second 180 calendar day compliance period to regain compliance while on the NASDAQ SmallCap Market.
        The Company intends to monitor the bid price for its common stock between now and November 23, 2005, and consider various options available to the Company if its common stock does not trade at a level that is likely to regain compliance. In addition, the Company is requesting that shareholders at the Company's 2005 Annual Meeting to be held on June 22, 2005, approve a proposal to authorize the Company's Board of Directors to amend the Company's Fifth Restated Certificate of Incorporation to effect a reverse stock split within a range from one-for-two shares to one-for-ten shares. As disclosed in the Company's definitive proxy materials, filed with the Securities and Exchange Commission on May 11, 2005, the primary purpose of a reverse stock split would be to increase the per-share market price of the Common Stock in order to maintain listing on the NASDAQ National Market. The actual timing for implementation of a reverse stock split, if effected at all, would be determined by the Company's Board of Directors based upon its evaluation as to if and when a reverse stock split would best achieve its purpose.
        More information on the consequences and risks associated with delisting of the Company's common stock from the NASDAQ National Market can be found in the Company's Form 10-Q for the quarterly period ended March 31, 2005, which was filed with the Securities and Exchange Commission on May 16, 2005, and the Company's proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 11, 2005.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYI, INC.

By:
       /s/
____________________________
David W. Asai
Vice President and Controller
Chief Accounting Officer

Date:   June 03, 2005